Yield10 Bioscience Announces Fourth Quarter and Full Year 2019 Financial Results
WOBURN, Mass. - March 19, 2020 - Yield10 Bioscience, Inc. (Nasdaq:YTEN), an agricultural bioscience company, today reported financial results for the three and twelve months ended December 31, 2019.

"In 2019 we consistently met our milestones as we brought forward new crop traits in development, generated proof points, and expanded testing of our traits into additional crops," said Oliver Peoples, Ph.D., president and chief executive officer of Yield10 Bioscience. "In 2020 we expect to advance our traits to achieve additional development milestones, continue to build relationships with major agricultural companies, and further demonstrate the commercial pathways for our performance traits."

“Our traits represent potentially game-changing technology in agriculture that could allow the development of new crops with advanced performance and compositional profiles. We reported encouraging data from our 2019 field tests, and planning is well underway to support our field testing program in Camelina and canola in the 2020 growing season. Our 2020 field tests will be configured with the objective of generating valuable research, agronomic, and field data that support the formation of collaborations and other opportunities for revenue generation."

“We are now well-positioned to capture value from our investments, capabilities, and performance in Camelina as a platform crop for producing specialty products including nutritional oils, as well as future products of commercial interest, such as PHA biomaterials for water treatment applications. Camelina has high upside potential and is readily segregated geographically from the major row crops so it is not expected to compete with acreage with elite corn or soybean. In 2019, we filed three new patent applications including the use of gene combinations to boost oil content in crops, and on breakthrough technology for making PHB biomaterials in Camelina which we are planning to field test in 2020. As we develop our business plan for the Camelina platform, we plan to pursue new opportunities for collaboration along the value chain."

"We have begun the transition into a development stage company, actively engaging in commercialization efforts by identifying partners and processes we believe will scale our business and position Yield10 for future growth. In 2019, we executed a critical component of our strategy working with major agricultural companies to test our yield traits in commercial crops. We expanded our research agreement with Bayer for evaluation of our C3004 trait in soybean and signed a research agreement with Simplot, a major, privately held food and agribusiness company, to test our novel traits in potato. Both of these are examples of market leaders deploying and testing our innovative performance traits in crops of commercial significance. In addition, we engaged with a major agricultural company to deploy six traits in corn and the first phase of this development was recently completed. Further, we have signed a new agreement with a seed company for the next phase of technical development to enable field trials with our traits in the future and to position the program for partnership going forward. In 2020, we expect the work executed through major agriculture companies to generate additional data and insights into deploying our traits in commercial crops,” said Dr. Peoples.

Recent Accomplishments

•	Reported encouraging results for our field tests conducted in 2019 in the U.S. and Canada. See press release issued today for details.

•
Outlined the plans for the 2020 field testing program including testing seed yield traits C3003 and C3004, oil boosting traits CRISPR genome-edited C3007 and the triple edit trait (C3008a, C3008b,C3009), and the compositional trait for PHB.

•	Completed early development milestones in the Corn Program in early 2020 and secured an agreement with a major agriculture company to advance the corn lines.

•	Identified and began development of eight new seed yield/oil content traits in Camelina

•	Appointed Sherri M. Brown, Ph.D., to the Board of Directors. Dr. Brown will also serve as the chair of the newly formed Science and Technology Committee of the Board.

•	Strengthened the balance sheet raising approximately $10.2 million in net proceeds in an equity offering completed in November 2019.

•	Expanded our research agreement with Bayer for evaluation of a new discovery related to the C3004 yield trait gene in soybean.

•	Signed a new research agreement with J. R. Simplot Company to evaluate novel new traits to produce high yielding, sustainable potato crop.
FULL YEAR AND FOURTH QUARTER 2019 FINANCIAL OVERVIEW
Cash Position

Yield10 Bioscience is managed with an emphasis on cash flow and deploys its financial resources in a disciplined manner to achieve its key strategic objectives.
Cash used by operating activities during 2019 was $8.7 million, a decrease of $0.1 million from the $8.8 million used in operating activities during 2018. During 2019, Yield10 completed securities offerings, raising a total of $12.8 million, net of offering costs. As a result, the Company ended 2019 with $11.1 million in unrestricted cash, cash equivalents and short-term investments. Yield10 also received an additional $1.6 million from investor warrant exercises that were completed during early 2020. The Company anticipates net cash usage during 2020 in a range of approximately $9.0 million to $9.5 million.
The Company's present capital resources, including funds received from its 2019 offerings and recent warrant exercises, are expected to fund its planned operations into the second quarter of 2021. Yield10's ability to continue operations after its current cash resources are exhausted depends on its ability to obtain additional financing, including public or private equity financing, secured or unsecured debt financing, and receipt of additional government research grants, as well as licensing or other collaborative arrangements.
Operating Results
Research grant revenue for the year ended December 31, 2019 was $0.8 million, compared to $0.6 million recorded in the previous year. Research and development expenses were consistent at $4.8 million for both 2019 and 2018. General and administrative expenses were $4.6 million and $5.1 million for the years ended December 31, 2019 and 2018, respectively.
Yield10 reported a loss from operations of $8.6 million for the full year 2019 as compared to a loss from operations of $9.3 million in 2018. For the year ended December 31, 2019, the Company reported a net loss of $13.0 million, or $35.50 per share, which compares to a net loss of $9.2 million, or $36.99 per share, for 2018. The increase in net loss of $3.8 million in 2019 is the result of non-cash and other charges related to the Company's securities offering completed in November 2019 and reported under other income (expense) as described below.
Total research grant revenues were consistent at $0.1 million during the fourth quarters of 2019 and 2018. Research and development expense increased by $0.1 million from $1.1 million in the fourth quarter of 2018 to $1.2 million in the fourth quarter of 2019. General and administrative expenses increased by $0.5 million from $0.9 million during the fourth quarter of 2018 to $1.4 million in the fourth quarter of 2019.
Yield10 reported a loss from operations of $2.4 million for the fourth quarter of 2019, compared to $1.9 million in the fourth quarter of 2018. The Company also reported a net loss of $6.8 million, or $12.02 per share, for the fourth quarter of 2019, compared to a net loss of $1.9 million, or $7.43 per share, for the fourth quarter of 2018. The increase in net loss of $4.9 million during the quarter ended December 31, 2019 is the result of the charges related to the November securities offering.
Other Income (Expense)
During November 2019, Yield10 completed concurrent public and private offerings of its securities, raising $10.2 million, net of offering costs of $1.3 million. The Company reviewed applicable accounting guidance as it relates to the various elements of the two offerings and determined that the warrants issued in both offerings should be reported at their fair value and classified as liabilities within the Company's balance sheet. As a result, Yield10 reported a non-cash charge of $13.0 million during the three and twelve months ended December 31, 2019, for the difference between the fair value of the warrants on their issuance date and the cash proceeds received from the offerings. At December 31, 2019, the Company recalculated the fair value of the warrants, as required by accounting standards, and recorded a non-cash gain of $9.5 million as a result of a decline in their fair value. The Company also recorded the $1.3 million in offering costs within other income (expense) for the three and twelve months ended December 31, 2019.
Reverse Stock Split
Yield10 completed a 1-for-40 reverse stock split of its common stock on January 15, 2020, in order to regain compliance with the Nasdaq Stock Market minimum bid price qualification of $1.00 per share as required by Nasdaq Listing Rule 5550(a)(2). In accordance with applicable accounting guidance, all share amounts, per share data, share prices and conversion rates set forth in the Company's 2019 and 2018 consolidated financial statements, including those presented in this earnings release, have been retroactively adjusted to reflect the reverse stock split.
Conference Call Information
Yield10 Bioscience management will host a conference call today at 4:30 p.m. (ET) to discuss the fourth quarter and full year 2019 results. The Company also will provide an update on the business and answer questions from the investor community. A live webcast of the call with slides can be accessed through the Company's website at www.yield10bio.com in the investor relations events section. To participate in the call, dial toll-free 877-709-8150 or 201-689-8354 (international).
To listen to a telephonic replay of the conference call, dial toll-free 877-660-6853 or 201-612-7415 (international) and enter pass code 13699663. The replay will be available until April 2, 2020. In addition, the webcast will be archived on the Company's website in the investor relations events section.
About Yield10 Bioscience
Yield10 Bioscience, Inc. is an agricultural bioscience company developing crop innovations to improve crop yields and enhance sustainable global food security. The Company utilizes its proprietary “GRAIN“ (Gene Ranking Artificial Intelligence Network) gene discovery platform to identify gene targets to improve yield performance and value in major commercial food and feed crops. Yield10 uses its Camelina oilseed platform to rapidly evaluate and field test new trait leads enabling the translation of promising new traits into the major commercial crops. As a path toward commercialization, Yield10 is pursuing a partnering approach with agricultural companies to drive new traits into development in crops such as canola, soybean and corn. The Company is also developing Camelina as a platform crop for producing nutritional oils and specialty products such as PHA biomaterials for use in water treatment applications. Yield10 is headquartered in Woburn, MA and has an Oilseeds Center of Excellence in Saskatoon, Canada.

For more information about the company, please visit www.yield10bio.com, or follow the Company on Twitter, Facebook and LinkedIn. (YTEN-E)

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, expectations regarding Yield10’s cash position, cash forecasts and runway, ability to obtain sufficient financing to continue operating, expectations related to research and development activities, collaborations, intellectual property, the expected regulatory path for traits, reproducibility of data from field tests, the timing of completion of additional greenhouse and field test studies, the signing of research licenses and collaborations, and value creation as well as the overall progress of Yield10 Bioscience, Inc., constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including the risks and uncertainties detailed in Yield10 Bioscience’s filings with the Securities and Exchange Commission. Yield10 Bioscience assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.
Contacts:
Yield10 Bioscience:
Lynne H. Brum, (617) 682-4693, LBrum@yield10bio.com
Investor Relations:
Bret Shapiro, (561) 479-8566, brets@coreir.com
Managing Director, CORE IR
Media Inquiries:
Eric Fischgrund, eric@fischtankpr.com
FischTank Marketing and PR

(FINANCIAL TABLES FOLLOW)

YIELD10 BIOSCIENCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED
(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenue:
Grant revenue	$140	$135	$806	$556
Total revenue	140	135	806	556
Expenses:
Research and development	1,202	1,087	4,848	4,783
General and administrative	1,353	943	4,554	5,092
Total expenses	2,555	2,030	9,402	9,875
Loss from operations	(2,415)	(1,895)	(8,596)	(9,319)
Other income (expense):
Loss on issuance of securities	(13,018)	—	(13,018)	—
Offering costs	(1,254)	—	(1,254)	—
Change in fair value of warrants	9,541	—	9,541	—
Interest income	22	35	96	158
Other income (expense), net	27	(2)	21	(24)
Total other income (expense)	(4,682)	33	(4,614)	134
Net loss from operations before income tax benefit	(7,097)	(1,862)	(13,210)	(9,185)
Income tax benefit	254	—	254	—
Net loss	$(6,843)	$(1,862)	$(12,956)	$(9,185)

Basic and diluted net loss per share	$(12.02)	$(7.43)	$(35.50)	$(36.99)
Number of shares used in per share calculations:
Basic & diluted	569,207	250,600	364,967	248,312

YIELD10 BIOSCIENCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED
(In thousands, except share and per share amounts)

	December 31, 2019	December 31, 2018
Assets
Current Assets:
Cash and cash equivalents	$5,417	$3,023
Short-term investments	5,700	2,746
Accounts receivable	72	94
Unbilled receivables	20	66
Prepaid expenses and other current assets	475	448
Total current assets	11,684	6,377
Restricted cash	332	332
Property and equipment, net	1,243	1,385
Right-of-use assets	3,141	4,766
Other assets	318	100
Total assets	$16,718	$12,960

Liabilities, Convertible Preferred Stock and Stockholders' (Deficit) Equity
Current Liabilities:
Accounts payable	$279	$117
Accrued expenses	1,326	680
Lease liabilities	602	844
Total current liabilities	2,207	1,641
Lease liabilities, net of current portion	3,619	5,621
Warrant liability	14,977	—
Total liabilities	20,803	7,262
Commitments and contingencies
Series B Convertible Preferred Stock ($0.01 par value per share); 5,750 and 0 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively	—	—
Stockholders' (Deficit) Equity:
Series A Convertible Preferred Stock ($0.01 par value per share); 796 and 0 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively	—	—
Common stock ($0.01 par value per share); 60,000,000 shares authorized at December 31, 2019 and 2018, respectively, and 933,423 and 250,631 shares issued and outstanding at December 31, 2019 and 2018, respectively	9	3
Additional paid-in capital	360,926	357,743
Accumulated other comprehensive loss	(126)	(110)
Accumulated deficit	(364,894)	(351,938)
Total stockholders' (deficit) equity	(4,085)	5,698
Total liabilities, convertible preferred stock and stockholders' (deficit) equity	$16,718	$12,960

YIELD10 BIOSCIENCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED
(In thousands)

	Years Ended December 31,
	2019	2018
Cash flows from operating activities
Net loss	$(12,956)	$(9,185)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	203	196
Loss on issuance of securities	13,018	—
Change in fair value of warrants	(9,541)	—
Expense for 401(k) company common stock match	98	102
Stock-based compensation	656	1,181
Noncash lease expense	1,625	588
Deferred tax provision	(254)	—
Changes in operating assets and liabilities:
Accounts receivable	22	(40)
Unbilled receivables	46	(1)
Prepaid expenses and other assets	9	(128)
Accounts payable	162	41
Accrued expenses	502	(1,072)
Lease liabilities	(2,244)	(436)
Net cash used in operating activities	(8,654)	(8,754)

Cash flows from investing activities
Purchase of property and equipment	(61)	(42)
Purchase of investments	(5,704)	(11,496)
Proceeds from sale and maturity of short-term investments	2,750	8,750
Net cash used by investing activities	(3,015)	(2,788)

Cash flows from financing activities
Proceeds from warrants exercised	—	124
Proceeds from securities offerings, net of issuance costs	14,083	—
Taxes paid on employees' behalf related to vesting of stock awards	(4)	(6)
Net cash provided by financing activities	14,079	118

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(16)	(25)
Net increase (decrease) in cash, cash equivalents and restricted cash	2,394	(11,449)
Cash, cash equivalents and restricted cash at beginning of period	3,355	14,804
Cash, cash equivalents and restricted cash at end of period	$5,749	$3,355

Supplemental Cash Flow Disclosure:
Interest paid	$7	$19

Supplemental Disclosure of Non-cash Information:
Right-of-use assets acquired in exchange for lease liabilities	$—	$194